Exhibit 99.1

Ur-Energy Reports Q1 2026 Results and

Announces Conference Call and Webcast

CASPER, WY / ACCESS Newswire / May 8, 2026 / Ur-Energy Inc. (NYSE American:URG)(TSX:URE) (the "Company,"

"Ur-Energy" or "we"), a domestic uranium producer with ISR projects that are among the largest and lowest-cost in the United

States, is pleased to announce its financial and operational results for the first quarter ended March 31, 2026. The Company will host a conference call and webcast on Monday, May 11. Details are provided below.

First Quarter 2026 Financial and Operating Results

Lost Creek Operations:

◾	Pounds Captured: We captured 110,314 pounds of U₃O₈, a 41% increase over Q4 2025 and a 48% increase over Q1 2025, reflecting improved flow rates following plant modifications and repairs.
◾	Production: We dried and packaged 95,599 pounds and shipped 103,956 pounds of U₃O₈.
◾	Inventory: We ended the quarter with 417,231 pounds of finished inventory at the conversion facility. This represents a 14% increase over Q4 2025 and a 13% increase over Q1 2025.

Financial Performance

◾	Contracted Sales: We sold 55,000 produced pounds of U₃O₈ as anticipated, generating $3.9 million in revenue, with a majority of our 2026 deliveries scheduled for the latter part of the year to complement the ramp-up and start-up schedules of Lost Creek and Shirley Basin.
◾	Increased U3O8 Sales Price: The average price per pound sold during Q1 2026 of $70.98 was $7.78 higher than Q4 2025, driven by deliveries under contracts negotiated in 2024 that contain a more favorable mix of base-escalated and market-based pricing.
◾	Lower Production Costs: The cash cost per pound of U₃O₈ sold was $37.51 in Q1 2026, a decrease of approximately 13% compared to Q4 2025.

Looking Ahead: Production Expansion and Advancing Exploration

◾	Lost Creek Operations: We drummed 57,479 pounds in April 2026, our highest monthly total since our 2023 ramp up decision. With a sand filtration system expected to come online this quarter and other optimization initiatives underway, we are positioned for improved flow rates and continued momentum.
◾	Shirley Basin Operations & Ramp-Up: We commenced operations at our second ISR mining facility in April 2026, reviving a historic uranium district. First shipments of uranium-loaded resin to Lost Creek are expected this summer, subject to final regulatory approval.
◾	Great Divide Basin Exploration: We continue to advance exploration projects toward production decisions. We have identified 13 ore grade intercepts at North Hadsell; recently commenced aquifer testing at Lost Soldier; and plan to commence an approximately 120-hole program at LC South this summer with the potential to extend Lost Creek mine units.
◾	Liquidity: Unrestricted cash and cash equivalents totaled $122.8 million at March 31, 2026. Our unrestricted cash position was $107.5 million as of April 30, 2026.

Summary Performance Table

Metric	Q1 2025[1]	Q4 2025	Q1 2026	Vs. Q4 2025	Vs. Q1 2025
Pounds Captured	74,479	78,177	110,314	41%	48%
Pounds Drummed	83,066	121,818	95,599	-22%	15%
Pounds Shipped	106,301	138,337	103,956	-25%	-2%
Pounds Sold	n/a	165,000	55,000	-67%	n/a
Pounds in Inventory[2]	368,540	364,591	417,231	14%	13%
Avg. Sales Price	n/a	$63.20	$70.98	12%	n/a
Cash Cost Per Lb. Sold[3]	n/a	$42.94	$37.51	-13%	n/a
Cash ($millions)[4]	$74.8	$123.9	$122.8	-1%	64%
1.	All sales were under long-term contracts. No pounds were sold in Q1 2025 due to the timing of contracts.
2.	Pounds in inventory at conversion facility.
3.	Includes ad valorem and severance taxes but excludes non-cash costs.
4.	Unrestricted cash position at the end of the quarter.

Percentages may not recalculate precisely due to rounding.

Ur-Energy President and CEO, Matthew Gili, commented: “While most of our contracted deliveries are scheduled for later in the year, our first quarter results reflect higher contract sales pricing and continued operational improvements at Lost Creek, where our primary focus is driving higher production and efficiency. We are actively optimizing flow rates, bringing new header houses online, and enhancing plant performance to deliver sustained improvements. The start of operations at Shirley Basin, our second ISR mining facility, marks a major milestone for Ur-Energy and greatly expands our potential U.S. uranium production capacity. We look forward to commencing uranium-loaded resin shipments to Lost Creek this summer as we continue to execute on our growth strategy.”

Lost Creek Operations

In Q1 2026, we sold 55,000 pounds of U₃O₈ at an average price of $70.98 per pound, generating $3.9 million in revenue. We dried and packaged 95,599 pounds of U₃O₈, an increase of 15% over Q1 2025, and shipped 103,956 pounds, compared to 138,337 pounds in Q4 2025 and 106,301 pounds in Q1 2025. Finished inventory at the conversion facility increased to 417,231 pounds at quarter-end, up 14% from Q4 2025 and 13% from Q1 2025.

Lower drummed and shipped volumes reflect reduced flow rates in late 2025 to allow the plant to make processing modifications and perform additional repairs, which limited pounds available for processing in the quarter. In Q1 2026, pounds captured totaled 110,314, up 41% from Q4 2025, as flow rates improved. These modifications, largely completed in Q4 2025, enhance processing efficiency and are expected to support higher annual production.

During the quarter, 15 header houses (“HHs”) were in operation, with 13 in MU2 and two brought online in MU1 Phase 2. Development at MU1 Phase 2 remains on schedule, with all planned wells drilled and cased and seven of 10 planned HHs constructed. We continued delineation and development in MU4 and MU5 and initiated wellfield pattern planning for MU5.  At quarter-end, 15 drill rigs were actively supporting our Lost Creek drilling program.

Optimization efforts are underway to improve flow rates affected by fine particles from the host formation, including the installation of a sand filtration system, which is expected to be online in Q2 2026. We are also actively developing a water treatment facility to further address fine particles and reduce wastewater.

We remain focused on increasing uranium production through the transition to MU1 Phase 2, bringing additional HHs online, optimizing wellfield chemistry, and enhancing maintenance and plant systems.

Shirley Basin: Operations Commenced in April 2026

By the end of Q1 2026, we had significantly advanced wellfield development and plant construction at Shirley Basin, our second ISR mining facility, a satellite operation integrated with Lost Creek, where uranium captured on resin will be transported to Lost Creek for final processing, drying, and drumming. The project is designed with three shallow mine units and is expected to enhance operational flexibility and scale.

During Q1 2026, in our first mine unit (“MU1”), HH 1-1 was connected to the plant, and installation of HH 1-2 progressed, with the main pipeline completed for the first four header houses. Wellfield development continued across HH 1-3 through HH 1-8. As of March 31, 2026, 540 wells had been pilot drilled, 312 of those wells had been cased, and eight drill rigs were active. Five HHs have been constructed, with additional units underway.

Construction progressed during the quarter across all major workstreams, with key infrastructure substantially complete, including roads, power, support facilities, evaporation ponds, and the plant structure. Ion exchange columns and most tanks have been installed, with ongoing work focused on piping, electrical systems, and interior plant construction.

Following completion of pre-operational inspections by the Wyoming Department of Environmental Quality, HH 1-1 was brought online in April 2026, marking the start of initial operations, with uranium-bearing solution now flowing through the plant and uranium being captured on resin. Uranium concentrations are expected to increase as the wellfield is further conditioned and additional circuits come online.

Subject to final regulatory approval, we expect to transport uranium-loaded resin to Lost Creek this summer. This milestone will represent the transition of Shirley Basin to commercial operations, substantially increase our production capacity, and add a much-needed domestic uranium supply to support the expanding nuclear energy industry.

Construction will continue through 2026, with additional plant systems planned for 2027. The site is fully staffed, supported by a phased hiring and training program aligned with operational ramp-up.

First Quarter 2026 Great Divide Basin Exploration Activities

Exploration activities continued across our Great Divide Basin projects. At Lost Soldier, located 17 road miles from the Lost Creek plant, aquifer testing commenced in April 2026 on test wells installed in 2025. Baseline environmental studies are planned this year to support potential permitting. With approximately 4,000 historic drill holes and proximity to Lost Creek, Lost Soldier has strong potential as a satellite operation. A technical report is underway with completion expected by year-end 2026.

At North Hadsell, 33 framework drill holes totaling approximately 33,800 feet were completed prior to seasonal sage grouse restrictions in March 2026. Seven holes returned significant mineralization, including 13 intercepts exceeding 0.20 GT (Grade (%eU3O8) times Thickness (ft)), which closely resembles the mineralization at Lost Creek. Results indicate a stacked roll-front system with up to eight individual roll fronts at ISR-amenable depths of about 300 to 800 feet.

Reclamation work at North Hadsell is planned this summer ahead of future drilling, and an approximately 120-hole exploration drill program is expected to commence at LC South in summer 2026.

Q1 2026 Conference Call and Webcast:

1:00 PM Eastern, 11:00 AM Mountain on May 11, 2026

Audience Webcast URL: https://www.webcaster5.com/Webcast/Page/2307/53995

International: 973-528-0011 Participant Access Code: 274819
To Join the Conference Call by Phone: Toll Free: 888-506-0062 International: 973-528-0011 Participant Access Code: 274819	Conference Call Replay: Toll Free: 877-481-4010 International: 919-882-2331 Replay Passcode: 53995

U3O8 Product Profit (Loss)1

The following table provides information on our U3O8 product profit and loss:

U3O8 Product Profit (Loss)	Unit	2025 Q1	2025 Q2	2025 Q3	2025 Q4	2026 Q1

U3O8 Product Sales
Produced	$000	—	10,428	—	10,428	3,904
Non-produced	$000	—	—	6,323	—	—
	$000	—	10,428	6,323	10,428	3,904

U3O8 Product Costs
Produced	$000	—	8,397	—	8,968	2,687
Non-produced	$000	—	—	7,065	—	—
	$000	—	8,397	7,065	8,968	2,687

U3O8 Product Profit (Loss)
Produced	$000	—	2,031	—	1,460	1,217
Non-produced	$000	—	—	(742)	—	—
	$000	—	2,031	(742)	1,460	1,217

U3O8 Pounds Sold
Produced	lb	—	165,000	—	165,000	55,000
Non-produced	lb	—	—	110,000	—	—
	lb	—	165,000	110,000	165,000	55,000

U3O8 Price per Pound Sold
Produced	$/lb	—	63.20	—	63.20	70.98
Non-produced	$/lb	—	—	57.48	—	—
	$/lb	—	63.20	57.48	63.20	70.98

U3O8 Cost per Pound Sold
Ad valorem and severance taxes	$/lb	—	2.62	—	4.24	3.84
Cash costs	$/lb	—	40.21	—	38.70	33.67
Non-cash costs	$/lb	—	8.06	—	11.41	11.34
Produced	$/lb	—	50.89	—	54.35	48.85
Non-produced	$/lb	—	—	64.23	—	—
	$/lb	—	50.89	64.23	54.35	48.85

U3O8 Profit (Loss) per Pound Sold
Cash costs	$/lb	—	22.99	—	24.50	37.31
Less ad valorem and severance taxes	$/lb	—	(2.62)	—	(4.24)	(3.84)
Less non-cash costs	$/lb	—	(8.06)	—	(11.41)	(11.34)
Produced	$/lb	—	12.31	—	8.85	22.13
Non-produced	$/lb	—	—	(6.75)	—	—
	$/lb	—	12.31	(6.75)	8.85	22.13

U3O8 Profit (Loss) Margin
Cash costs	%	—	36.4	—	38.8	52.6
Less ad valorem and severance taxes	%	—	(4.1)	—	(6.7)	(5.4)
Less non-cash costs	%	—	(12.8)	—	(18.1)	(16.0)
Produced	%	—	19.5	—	14.0	31.2
Non-produced	%	—	—	(11.7)	—	—
	%	—	19.5	(11.7)	14.0	31.2

1This table includes measures specific to U3O8 product sales, product costs, product profits, pounds sold, price per pound sold, cost per pound sold, and profit (loss) per pound sold that do not have standardized meanings within US GAAP or a defined basis of calculation. These measures are used by management to assess business performance and determine production and pricing strategies. They may also be used by certain investors to evaluate performance.

U3O8 Production and Ending Inventory

The following tables provide information on our production and ending inventory of U3O8 pounds:

U3O8 Production	Unit	2025 Q1	2025 Q2	2025 Q3	2025 Q4	2026 Q1

Pounds captured	lb	74,479	128,970	89,267	78,177	110,314
Pounds drummed in	lb	83,066	112,033	93,523	121,818	95,599
Pounds shipped	lb	106,301	105,316	70,190	138,337	103,956
Non-produced pounds acquired	lb	—	—	—	100,000	—

U3O8 Ending Inventory	Unit	2025 Q1	2025 Q2	2025 Q3	2025 Q4	2026 Q1

Pounds
In-process inventory	lb	29,700	37,590	29,362	17,203	26,794
Plant inventory	lb	10,772	17,484	40,817	24,295	15,939
Conversion inventory - produced	lb	118,540	65,607	138,150	124,591	177,231
Conversion inventory - non-produced	lb	250,000	250,000	140,000	240,000	240,000
	lb	409,012	370,681	348,329	406,089	459,964

Value
In-process inventory	$000	382	509	630	201	681
Plant inventory	$000	582	921	2,267	1,097	995
Conversion inventory - produced	$000	6,463	3,409	7,290	5,776	9,133
Conversion inventory - non-produced	$000	16,058	16,058	8,992	17,217	17,217
	$000	23,485	20,897	19,179	24,291	28,026

Cost per Pound
In-process inventory	$/lb	12.86	13.54	21.46	11.68	25.42

Plant inventory	$/lb	54.03	52.68	55.54	45.15	62.43

Conversion inventory:
Ad valorem and severance tax	$/lb	2.16	3.06	3.29	3.89	3.95
Cash cost	$/lb	43.43	40.55	39.71	31.89	35.52
Non-cash cost	$/lb	8.94	8.35	9.77	10.58	12.06
Conversion inventory - produced	$/lb	54.53	51.96	52.77	46.36	51.53
Conversion inventory - non-produced	$/lb	64.23	64.23	64.23	71.74	71.74
	$/lb	61.11	61.68	58.54	63.07	63.15

About Ur-Energy

Ur-Energy is a uranium mining company operating the Lost Creek ISR uranium facility in south-central Wyoming, which has produced more than 3.5 million pounds of U₃O₈ since the commencement of operations, and the Shirley Basin ISR project in central Wyoming, which initiated operations in April 2026. The combined total annual licensed production and toll processing capacity of Lost Creek and Shirley Basin is 4.2 million pounds U₃O₈.

Ur-Energy is engaged in uranium recovery and processing activities, including the acquisition, exploration, development, and operation of uranium mineral properties in the United States. The primary trading market for Ur-Energy’s common shares is on the NYSE American under the symbol “URG.” Ur-Energy’s common shares also trade on the Toronto Stock Exchange under the symbol “URE.” Ur-Energy’s corporate headquarters is in Casper, Wyoming and its registered office is in Ottawa, Ontario.

Contact Information

Valerie Kimball

IR Director

Valerie.kimball@ur-energy.com

720-460-8534

Cautionary Note Regarding Forward-Looking Information

This release may contain “forward-looking statements” within the meaning of applicable securities laws regarding events or conditions that may occur in the future (e.g., our ability and timing at Lost Creek to continue to ramp up and increase production operations, install a sand filtration system, bring additional header houses online, optimize chemistry, and construct a water treatment facility, and the success of plant modifications and repairs; our ability and timing at Shirley Basin to receive regulatory approval, move from initial operations to full production operations and begin transporting uranium-loaded resin to Lost Creek for processing, drying, and drumming, to complete construction and commissioning, and to further ramp up and increase production; our ability at Lost Soldier to complete aquifer testing, baseline environmental studies, or a new technical report; whether for any of our exploration programs, including North Hadsell and LC South, the drilling programs will continue, further work will support preliminary interpretations, the resource potential will be adequate for ISR mining, or the projects will be scalable or allow us to leverage existing infrastructure or operating expertise; and whether our revenue, sales prices, or production costs will increase or decrease) and are based on current expectations that, while considered reasonable by management at this time, inherently involve a number of significant business, economic and competitive risks, uncertainties and contingencies. Generally, forward-looking statements can be identified by the use of forward-looking terminology such as “plans,” “expects,” “does not expect,” “is expected,” “is likely,” “estimates," “intends,” “anticipates,” “does not anticipate,” or “believes,” or variations of the foregoing, or statements that certain actions, events or results “may,” “could,” “might” or “will be taken,” “occur,” “be achieved” or “have the potential to.” All statements, other than statements of historical fact, are considered to be forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements express or implied by the forward-looking statements.  Factors that could cause actual results to differ materially from any forward-looking statements include, but are not limited to, capital and other costs varying significantly from estimates; failure to establish estimated resources and reserves; the grade and recovery of ore which is mined varying from estimates; production rates, methods and amounts varying from estimates; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; inflation; changes in exchange rates; fluctuations in commodity prices; delays in development and other factors described in the public filings made by the Company at www.sedarplus.ca and www.sec.gov. Readers should not place undue reliance on forward-looking statements. The forward-looking statements contained herein are based on the beliefs, expectations and opinions of management as of the date hereof and Ur-Energy disclaims any intent or obligation to update them or revise them to reflect any change in circumstances or in management’s beliefs, expectations or opinions that occur in the future.